Exhibit 20.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):   December 28, 2005

CapSource Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO		80302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (303) 245-0515

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 1, 2006, CapSource Financial, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with two investors pursuant to which the Company sold 5,000,000 shares of common stock (the “Shares”) for $2,000,000, together with warrants (the “Warrants”) to purchase another 5,000,000 shares of common stock (the “Warrant Shares”) having an exercise price of $.90 per share.

The Shares and Warrants were offered and sold in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. Each of the investors is an “accredited investor”, as defined in Rule 501 under the Securities Act.

Pursuant to the terms of the Securities Purchase Agreements, the Company and the investors entered into Registration Rights Agreements (the “Registration Rights Agreements”) under which the Company agreed to file with the Securities and Exchange Commission, within 60 days, a registration statement covering the Shares and Warrant Shares.

As a condition to the placement of the Shares, Randolph M. Pentel, the Company’s Chairman and largest shareholder, converted $871,865.89 of debt with all accrued interest owed to him by the Company into 2,179,664 shares of common stock (the “Pentel Shares”) and warrants to purchase another 2,179,664 shares of common stock (the “Pentel Warrant Shares”) having an exercise price of $.90 per share. This constitutes substantially all of the debt owed to Mr. Pentel by the Company. The Registration Rights Agreements provide that the Pentel Shares and the Pentel Warrant Shares are to be included in the registration statement to be filed.

Keane Securities Inc. acted as placement agent in connection with the offer and sale of the Shares. For its services as placement agent, Keane Securities Inc. received commissions totaling $200,000, a warrant (the “Placement Agent Warrant”) to purchase 500,000 shares of common stock at $.48 per share (the “Placement Agent Warrant Shares”) together with warrants (the “Sub-Warrants”) to purchase up to another 500,000 shares of common stock at $1.08 per share (the “Sub- Warrant Shares”) on the basis of a warrant to purchase one Sub-Warrant Share for each Warrant Share purchased through the exercise of the Placement Agent Warrant. The Placement Agent Warrant and the Sub-Warrant provide that the Placement Agent Warrant Shares and the Sub-Warrant Shares are to be included in the registration statement to be filed.

The foregoing is qualified in its entirety by reference to the documents filed herewith as exhibits.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On May 1, 2006, the Company, through its wholly-owned subsidiary CapSource Equipment Company, Inc., a Nevada corporation (“CECO”), entered into an Asset Purchase Agreement with Prime Time Equipment, Inc. (“Prime Time”), a Fontana, California based authorized California dealer for Hyundai Translead trailers and its shareholder, Kenneth Moore (the “Shareholder”), to purchase substantially all Prime Time’s assets and business for total consideration of approximately $1.7 million, of which $500,000 was paid in cash at closing, and the balance consisted of the assumption of certain liabilities that will be paid in due course. The transaction closed on May 1, 2006.

Under the terms of the Asset Purchase Agreement, CECO acquired all right, title and interest in and to substantially all of Prime Time’s business and assets, including fixed assets, inventory, customer lists, books and records and goodwill, including accounts receivable. CECO assumed certain of Prime Time’s liabilities, which are required to be paid or otherwise discharged over time.

The Asset Purchase Agreement contains customary representations and warranties from the Shareholder and Prime Time, including representations and warranties about Prime Time’s business, assets, operations and liabilities. The Asset Purchase Agreement also includes indemnification by the Shareholder and Prime Time for losses incurred by CECO and its affiliates, including their respective directors, officers, employees, agents and representatives, that result from the inaccuracy or breach of any representation or warranty, or breach of any covenant or obligation under the Asset Purchase Agreement. Prime Time and the Shareholder also agreed to indemnify against losses arising from the operation of the business prior to the closing date and non-assumed liabilities arising as a result of the acquisition. Claims for indemnification against the Shareholder and Prime Time resulting from the inaccuracy or breach of representations or warranties may be made only if losses from all such claims exceed $25,000 in the aggregate, and the maximum indemnification for such claims is $500,000.

Under the Asset Purchase Agreement, Prime Time and the Shareholder have agreed not to engage in a business that is competitive with the business sold, or interfere with CECO’s business, for a period of five years following the closing from anywhere within the United States, Canada or Mexico.

The summary of the agreement entered into in connection with the acquisition of Prime Time set forth in this report on Form 8-K is qualified in its entirety by reference to the Asset Purchase Agreement that is attached as an exhibit to this Form 8-K.

Item 2.03   Creation of a Direct Financial Obligation

The CECO, Company’s wholly-owned subsidiary,. entered into a Wholesale Floor Planning Financing Agreement (the “Floor Plan”) with Navistar Financial Corporation, effective May 1, 2006 to finance the purchase of new and used truck trailers by CECO. While the Floor Plan does not provide a preset financing limit, it is expected that based on forecasted volumes for new and used truck trailer sales, the upper limit of the Floor Plan will be approximately $3 million. The Floor Plan is guaranteed by the Company. The Floor Plan did not become effective until the Company formed and capitalized CECO, which occurred on May 1, 2006 in connection with the purchase of the assets of Prime Time described in Item 2.01 above.

The summary of the agreement entered into in connection with the acquisition of Prime Time set forth in this report on Form 8-K is qualified in its entirety by reference to the Asset Purchase Agreement that is attached as an exhibit to this Form 8-K.

Item 3.02   Unregistered Sales of Equity Securities

See item 1.01 above.

Item 9.01   Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

The Company intends to provide the financial statements of Prime Time for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b)    Pro Forma Financial Information

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(d)    Exhibits

4.1	Registration Rights Agreement between the Company, Randolph M. Pentel, Pandora Select Partners L.P. and Whitebox Intermarket Partners L.P. dated May 1, 2006

4.2	Voting Agreement and Irrevocable Proxy between the Company, Randolph M. Pentel and Whitebox Intermarket Partners L.P. dated May 1, 2006

4.3	Warrant granted to Whitebox Intermarket Partners L.P. dated May 1, 2006

4.4	Warrant granted to Pandora Select Partners L.P. dated May 1, 2006

4.5	Voting Agreement and Irrevocable Proxy between the Company, Randolph M. Pentel and Pandora Select Partners L.P. dated May 1, 2006

4.6	Placement Agent Warrant, dated May 1, 2006

10.1	Securities Purchase Agreement between the Company and Whitebox Intermarket Partners L.P. dated May 1, 2006

10.2	Securities Purchase Agreement between the Company and Pandora Select Partners L.P. dated May 1, 2006

10.3	Navistar Wholesale Floor Planning Financing Agreement between Capsource Equipment Company, Inc. and Navistar Financial Corporation, effective May 1, 2006

10.4	Prime Time Asset Purchase Agreement between the Company and Prime Time Equipment, Inc. dated May 1, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)

Date: May 4, 2006	By:	/s/ Steven E. Reichert
Name: Steven E. Reichert Title: Vice President and General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):   May 1, 2006

CapSource Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO		80302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (303) 245-0515

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01    Other Events

The registrant hereby amends the cover page of its current report on Form 8-K filed on May 5, 2006 (the Initial 8-K) by changing the Date of the Report (Date of Earliest Event Reported) appearing on the cover page to May 1, 2006.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)

Date: May 8, 2006	By:	/s/ Steven E. Reichert
Name: Steven E. Reichert Title: Vice President and General Counsel

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